Securities and Exchange Commission
                             Washington, D.C.  20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





        Date of Report (Date of Earliest Event Reported): March  10, 2007




                        Commission File Number:   333-57780



                             INTERCARE DX, INC.
             (Exact name of registrants specified in its charter)

               California                          95-4304537

      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                Identification No.)


                              6201 Bristol Parkway
                             Culver City, CA 90230
                       (213) 627-8878 Fax: (310) 743-0581



    (Address, Including Zip Code, And Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)








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SECTION  1.  Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
Not applicable

SECTION  2.   Financial  Information
Not  Applicable

SECTION  3.  , Securities and Trading Markets
Not  Applicable

SECTION  4.  Matters Relating to Accountants and Financial Statements
Not Applicable

SECTION  5.  Corporate governance and Management
Not  Applicable

SECTION  6.  Reserved
Not  Applicable

SECTION  7.  Regulation FD
Not  Applicable

SECTION  8:  Other Events

On March 10, 2007, the Majority Shareholder voted to approve and ratify the following items.

1   Re-election of  the under-listed  three  members  of the Company's
Board of Directors to serve for a  one-year  term
a). Wesley Bradford, MD
b)  Jude Uwaezuoke
c)  Don Stanford

2. Re-approval of the Company's 2001 Joint Incentive and Non-Qualified Stock Option Plan for the 2007 fiscal year,

3. Ratify the appointment of Pollard-Kelly Auditing Services, Inc., as our Independent registered public accounting firm for the fiscal year ended December 31,2006; and

The Board of Directors accepted the result of the Majority shareholder vote without any further modification and was appended into the Corporate record.

SECTION  9:  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

c.    Exhibits

EXHIBIT ITEM.     DESCRIPTION
------------     -------------
Exhibit  16.1  -  Not applicable.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             InterCare DX, Inc.
                                               (Registrant)

Date:  March 18, 2007              By:/s/  Anthony  C.  Dike
                                      -------------------------
                                          Anthony  C.  Dike
                                 (Chairman, Chief Executive Officer)



































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